UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 13, 2007

Veridigm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address)	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)   Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

The Company announces the appointment of Mr. Rowland J. Mosser to its Board of Directors on June 13, 2007.  Mr. Mosser, of Lucerne, California, is a businessman and has considerable experience in senior management both in both the private and public settings.

At the present time, the Board of Directors has not determined which, if any, committees of the Board Mr. Mosser will be asked to sit on.

Mr. Mosser is considered an independent director, and there is no information required to be disclosed in respect of his appointment pursuant to Item 404(a) of Regulation S-K or Item 404(a) of Regulation S-B, as applicable (17 CFR 229.404(a) or 228.404(a), respectively).

The Company presently has no plans, policies or understandings in place with respect to the compensation of Mr. Mosser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 13, 2007

Veridigm, Inc.

/s/   Jeffrey Eng

_______________________________

Jeffrey Eng, President and CEO